Exhibit 3.1

*090303*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209	Filed in the office of /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150090473-31
Filing Date and Time 02/27/2015 8:19 AM
Entity Number E0365712008-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

 For Nevada Profit Corporations

1. Name of corporation:

U.S. Rare Earth Minerals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Number of Common Shares with par value:	300,000,000 Par value per share $0.001
Number of Preferred Shares with par value:	50,000,000 Par value per share $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Number of Common Shares with par value:	6,000,000 Par value per share $0.001
Number of Preferred Shares with par value:	50,000,000 Par value per share $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Not applicable.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractions of shares resulting from the split will be rounded down and the Company will offer $.05 (five cents) in lieu of fractional shares.

7. Effective date and time of filing: (optional)	Date: March 9, 2015	Time:	6:00 AM EDT

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)
President

Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15